UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.              )

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Natural Grocers by Vitamin Cottage, Inc.
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NATURAL GROCERS BY VITAMIN COTTAGE, INC.

12612 West Alameda Parkway

Lakewood, Colorado 80228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 6, 2019

To the Stockholders of Natural Grocers by Vitamin Cottage, Inc.

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, March 6, 2019, at 1:00 p.m. local time, in our Home Office Auditorium located at 12612 West Alameda Parkway, Lakewood, Colorado 80228 for the following purposes:

1.     To elect the two Class I director nominees named in the Proxy Statement accompanying this Notice to serve on our Board of Directors (our “Board”) for three-year terms ending at the 2022 Annual Meeting of Stockholders.

2.     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2019.

3.     To approve amendments to the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan to: (i) increase the aggregate number of shares of common stock reserved for issuance thereunder by 600,000 shares and (ii) extend its term by five years.

4.     To transact such other business as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is January 11, 2019. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. We are furnishing our proxy materials to all of our stockholders over the Internet, consistent with the Securities and Exchange Commission rule permitting us to do so, rather than in paper form in order to reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We mailed our Notice Regarding the Availability of Proxy Materials on January 18, 2019. You may access our Proxy Statement and Annual Report to Stockholders for the fiscal year ended September 30, 2018 at http://www.astproxyportal.com/ast/18556/ by following the instructions found on the Notice Regarding the Availability of Proxy Materials mailed to you. Our Annual Report to Stockholders contains financial and other information about us, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

By Order of the Board
/s/ Heather Isely
Heather Isely Corporate Secretary

Lakewood, Colorado

January 18, 2019

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. You may request paper copies of this Proxy Statement and the related proxy materials up to 14 days prior to the Annual Meeting by contacting our Corporate Secretary, Heather Isely, at 12612 West Alameda Parkway, Lakewood, Colorado 80228, and we will furnish the proxy materials to you within three business days. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

12612 West Alameda Parkway

Lakewood, Colorado 80228

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on March 6, 2019

i

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

12612 West Alameda Parkway

Lakewood, Colorado 80228

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on March 6, 2019

Except where the context otherwise requires or where otherwise indicated, all references herein to “we,” “us,” “our,” “Natural Grocers” and the “Company” refer collectively to Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation, and its consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to many of our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on January 18, 2019 to our stockholders of record as of the close of business on January 11, 2019 (the “Record Date”) in connection with the solicitation of proxies by Natural Grocers by Vitamin Cottage, Inc., for use at the Company’s 2019 Annual Meeting of Stockholders or at any adjournments or postponements thereof (the “Annual Meeting”). All stockholders have the ability to access our proxy materials on the Internet or to request a printed set of the proxy materials. You will not receive a printed copy of the proxy materials unless you request one. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on March 6, 2019, at 1:00 p.m. local time, in our Home Office Auditorium located at 12612 West Alameda Parkway, Lakewood, Colorado 80228. Directions to the Annual Meeting may be found at http://investors.naturalgrocers.com/proxynotices.

What are the purposes of the Annual Meeting?

The purposes of the Annual Meeting are to:

•	elect the two Class I director nominees named herein to serve on our Board of Directors (our “Board”) for three-year terms ending at the 2022 Annual Meeting of Stockholders;

•	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2019;

•

approve amendments to the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan (the “2012 Plan”) to: (i) increase the aggregate number of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), reserved for issuance thereunder by 600,000 shares and (ii) extend the term of the 2012 Plan by five years; and

•	conduct any other business properly brought before the Annual Meeting.

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, 22,405,123 shares of Common Stock were issued and outstanding (excludes 105,156 shares of Common Stock held in treasury as of the Record Date). Stockholders are entitled to one vote for each share of Common Stock held as of the Record Date on any proposal presented at the Annual Meeting.

How do I vote?

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered a stockholder of record with respect to those shares, and the Notice has been sent directly to you. Please carefully consider the information contained in this Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to follow the instructions provided to you regarding how to vote so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting. You may vote on the Internet at www.voteproxy.com by using the procedures and instructions described in the Notice. You may also vote by telephone by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 in foreign countries. You will need a touch tone telephone to vote by phone. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. You may vote by mail by completing and mailing in a paper proxy card, which you must request by following the instructions contained in the Notice. If you attend the Annual Meeting, you may vote in person even if you have previously voted by phone or via the Internet or returned a proxy card by mail, and your in-person vote will supersede any vote previously cast.

Street Name Holders. If, like many stockholders of the Company, you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Annual Meeting, vote by one of the methods permitted by your bank or broker so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting. Street name holders must follow voting instructions from their banks or brokers and may be able to vote by Internet or telephone if their banks or brokers make those methods available. If you are a street name holder and you wish to cast a vote in person at the Annual Meeting, you must contact your bank or broker to vote or obtain a proxy to vote your shares at the Annual Meeting.

How can I revoke a previously submitted proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Corporate Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation that is dated later than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) completing a later-dated proxy and delivering it to the Corporate Secretary of the Company before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If you are a street name holder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting. Any written notice of revocation or subsequent proxy should be delivered to Natural Grocers by Vitamin Cottage, Inc., 12612 West Alameda Parkway, Lakewood, Colorado 80228, Attention: Heather Isely, Corporate Secretary, before the taking of the vote at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, executive officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, executive officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many shares must be present at the Annual Meeting?

The representation in person or by proxy of the holders of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the business properly brought before the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders meeting or is not permitted to vote those shares on a non-routine matter.

How many votes are required to approve each proposal?

For Proposal 1, the election of Class I directors, directors are elected by a plurality of the votes cast, either in person or represented by proxy. Therefore, the two Class I director nominees who receive the greatest number of affirmative votes will be elected as directors. Cumulative voting by stockholders is not permitted in the election of directors.

For Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 (“fiscal 2019”), the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. While we are seeking stockholder approval as a matter of good corporate governance, we are not required to do so. If the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019 is not ratified by the stockholders, our audit committee will consider the adverse vote as a direction to consider appointing another independent registered public accounting firm for the next fiscal year. However, because of the difficulty in making any change in our independent registered public accounting firm so long after the beginning of the current fiscal year, the appointment for fiscal 2019 will stand unless the audit committee finds other good reason for making a change.

For Proposal 3, the vote to approve amendments to the 2012 Plan, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

The vote on each matter submitted to stockholders will be tabulated separately. AST will act as inspector of election and tabulate the votes.

How will executed proxies or shares held in street name be voted?

All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

If you hold your shares in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each matter for which it has discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting. Abstentions will be counted as present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions will have no effect on the outcome of the votes on any of the proposals.

If your shares are held in street name and you do not give voting instructions, the record holder, pursuant to Rule 452 of the NYSE, will not be permitted to vote your shares with respect to Proposal 1 (the election of directors) or Proposal 3 (the vote to approve amendments to the 2012 Plan), and your shares will be considered “broker non-votes” with respect to such proposals. Broker non-votes will have no effect on the outcome of Proposal 1 and will have the effect of a vote against Proposal 3. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019) in the discretion of the record holder.

Is there other business to come before the Annual Meeting?

Aside from the election of directors, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019 and the vote to approve amendments to the 2012 Plan, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote FOR the election of the two Class I director nominees, FOR ratification of the appointment of KPMG LLP and FOR approval of the amendments to the 2012 Plan.

When are stockholder proposals due for next year’s Annual Meeting?

Pursuant to the various rules promulgated by the SEC, to be considered for inclusion in next year’s proxy materials, you must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and your proposal must be submitted in writing by September 20, 2019 to our Corporate Secretary at 12612 West Alameda Parkway, Lakewood, Colorado 80228. In addition to the requirements of the Exchange Act, if you wish to submit a nomination or proposal to be properly brought before the 2020 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must comply with the advance notice provisions of our bylaws by giving timely notice in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the 2019 Annual Meeting. The anniversary of the 2019 Annual Meeting will be March 6, 2020. Thus, you must submit such nomination or proposal no later than December 6, 2019 and no earlier than November 6, 2019.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL 1 - ELECTION OF CLASS I DIRECTORS

Our Board currently consists of seven members. Our amended and restated certificate of incorporation and bylaws divide our Board into three classes. One class is elected each year for a term of three years.

Our bylaws provide that our Board will consist of a number of directors to be fixed from time to time by a resolution of the Board but shall consist of no less than one director and no more than nine directors. Any increase or decrease in the number of directors must be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The following table sets forth the class of which each member of the Board is a member, the year in which he or she first became a director, and whether or not he or she is considered “independent,” under the rules of the NYSE. The sections of this Proxy Statement below entitled “Executive Officers and Directors” and “Corporate Governance” provide additional information about the Board and its committees and our corporate governance.

Class	Director’s Name and Year First Became a Director	Independent?
Class I (term expires 2019)	Elizabeth Isely (2012)	No
	Richard Hallé (2012)	Yes
Class II (term expires 2020)	Zephyr Isely (2012)	No
	Michael T. Campbell (2012)	Yes
Class III (term expires 2021)	Heather Isely (2012)	No
	Kemper Isely (2012)	No
	Edward Cerkovnik (2013)	Yes

Election of Two Class I Directors

The terms of our two Class I directors will expire at the Annual Meeting. Accordingly, Ms. Elizabeth Isely and Mr. Richard Hallé are standing for re-election to the Board as Class I directors.

The Board has nominated Ms. Isely, and recommended that Ms. Isely be re-elected to the Board as a Class I director, to hold such position until the 2022 Annual Meeting of Stockholders and until her successor has been duly elected and qualified or until her earlier death, resignation or removal. Ms. Isely is an Executive Vice President of the Company and, thus, is not independent under the rules of the NYSE.

In addition, the Board has nominated Mr. Hallé, and recommended that Mr. Hallé be re-elected to the Board as a Class I director, to hold such position until the 2022 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. Hallé is independent within the meaning of the director independence standards of the NYSE. In making this determination, the Board solicited and considered information from Mr. Hallé regarding whether he, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a commercial or investment relationship with the Company or received personal benefits from or on behalf of the Company outside the scope of such person’s normal compensation.

Conclusion

The Board knows of no reason why Ms. Isely or Mr. Hallé would be unable or unwilling to serve. However, if either of them should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee.

This proposal for the election of directors relates solely to the election of two Class I directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Required Vote

For Proposal 1, the election of two Class I directors, directors are elected by a plurality of the votes cast, either in person or represented by proxy. Therefore, the two Class I director nominees who receive the greatest number of affirmative votes will be elected as directors.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-ELECTION OF THE FOREGOING NOMINEES TO SERVE AS MEMBERS OF THE DESIGNATED CLASS OF THE BOARD.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” Ms. Elizabeth Isely and Mr. Richard Hallé to serve as Class I directors.

PROPOSAL 2 - RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our stockholders are being asked to ratify our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019. KPMG LLP has served as the Company’s independent registered public accounting firm since 2012, and as the independent registered public accounting firm of Vitamin Cottage Natural Food Markets, Inc., a wholly owned subsidiary of the Company (the “Operating Company”), since 2010. The Company has engaged KPMG LLP to perform the audit of our financial statements and the audit of our internal control over financial reporting as of and for the year ending September 30, 2019.

The audit committee is solely responsible for selecting our independent auditors. The Board has ratified the audit committee’s appointment of KPMG as our independent registered public accounting firm and is now seeking the stockholders’ ratification of such appointment. Although stockholder ratification of the appointment of KPMG LLP is not required by law, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by an independent registered public accounting firm in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of KPMG LLP, the audit committee will consider whether to engage another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Principal Accounting Fees and Services

To the knowledge of management, neither KPMG LLP nor any of its members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity other than as our independent registered public accounting firm.

The following table presents the fees for professional audit services rendered by KPMG LLP for: (i) the audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2017 (“fiscal 2017”) and the Company’s internal control over financial reporting as of September 30, 2017; (ii) the audit of the Company’s consolidated financial statements for the fiscal year ended September 30, 2018 (“fiscal 2018”) and the Company’s internal control over financial reporting as of September 30, 2018; and (iii) fees billed for all other services rendered by KPMG LLP during those fiscal years.

	2017	2018
Audit Fees(1)	$850,000	$875,000
All Other Fees	—	—
Total	$850,000	$875,000

(1)

Audit Fees consist of fees billed for professional services rendered for the audits of our consolidated financial statements and our internal control over financial reporting, as well as services that generally only our independent registered public accounting firm can reasonably provide, including services rendered in connection with SEC filings.

The audit committee charter provides that the audit committee shall approve the fees and compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. The audit committee currently complies with this requirement on an engagement-by-engagement basis. All services and fees of KPMG LLP in fiscal 2017 and fiscal 2018 were approved by our audit committee. Our audit committee was established in July 2012 in connection with our IPO. Our audit committee has adopted policies and procedures for the review and pre-approval by the audit committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, and the rotation of the lead audit partner and concurring audit partner and hiring employees or former employees of our independent registered public accounting firm. Our audit committee has approved, in accordance with such policy and procedures, the engagement of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Required Vote

For Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

PROPOSAL 3 – APPROVAL OF AMENDMENTS TO THE

NATURAL GROCERS BY VITAMIN COTTAGE, INC. 2012 OMNIBUS INCENTIVE PLAN

Background

The 2012 Plan allows us to grant long-term incentive awards in the form of stock options, stock appreciation rights, stock grants, restricted stock units, other stock-based awards and cash-based incentive awards. To date, only awards of restricted stock units and stock grants have been made under the 2012 Plan. We believe our success depends on our ability to recruit and retain a talented employee base. The purpose of the 2012 Plan is to promote our long-term success and the creation of stockholder value by offering key employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company. We believe the ability to grant awards under the 2012 Plan is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. The 2012 Plan is currently scheduled to terminate on July 19, 2022.

We are seeking stockholder approval of amendments to the 2012 Plan to: (i) increase the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares and (ii) extend the term of the 2012 Plan by five years, to July 19, 2027. On January 11, 2019, our Board of Directors unanimously adopted and approved these amendments to the 2012 Plan, subject to obtaining the approval of our stockholders at the Annual Meeting.

The following table sets forth certain information regarding the 2012 Plan as of January 11, 2019:

Number of shares currently reserved for issuance:	1,090,151
Number of shares issued:	912,372
Number of unvested restricted stock units that have been forfeited:	69,928
Number of shares issuable upon vesting of outstanding restricted stock units:	379,021
Weighted average remaining vesting term of outstanding restricted stock units:	2.1 years
Number of shares available for future awards:	247,707
Proposed increase in shares reserved for issuance:	600,000

If this proposal is approved, the total number of shares of Common Stock available for issuance under the 2012 Plan at January 11, 2019 would increase from 247,707 shares (or 1.1 percent of the Company’s outstanding shares of Common Stock as of that date) to 847,707 shares (or 3.8 percent of the Company’s outstanding shares of Common Stock as of that date). Our Board has considered the potential dilution resulting from this proposed amendment to the 2012 Plan and believes such potential dilution levels are within normal competitive ranges.

We manage the 2012 Plan by limiting the number of shares subject to equity awards that the Company grants annually, commonly referred to as the burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for issuance under its equity compensation plans. We define burn rate as the number of restricted stock units and shares granted under the 2012 Plan, divided by the weighted average number of shares of Common Stock outstanding at the end of the relevant fiscal year. The following table sets forth the burn rate under the 2012 Plan for the past three fiscal years:

	Restricted Stock Unit Grants	Stock Grants	Total Shares Granted	Weighted Average Shares Outstanding	Burn Rate
Fiscal 2016	20,790	—	20,790	22,492,986	0.09%
Fiscal 2017	14,862	1,800	16,662	22,453,409	0.07%
Fiscal 2018	395,649	1,300	396,949	22,361,898	1.78%
Average					0.65%

Of the 395,649 restricted stock units awarded during fiscal 2018, 88,166 restricted stock units, or 22.3%, were awarded to Todd Dissinger, who was appointed our Chief Financial Officer on January 1, 2018.

An additional metric we use to measure the cumulative impact of the 2012 Plan is overhang. We define overhang as the sum of the number of unvested restricted stock units plus the number of shares available to be granted under the 2012 Plan, divided by the sum of the total number of shares of Common Stock outstanding, plus the number of unvested restricted stock units plus the number of shares available to be granted under the 2012 Plan. If this proposal is approved, our overhang would increase to approximately 5.2%, and then would be expected to decline as restricted stock units granted under the 2012 Plan vest.

The 600,000 shares to be added to the 2012 Plan, in combination with the shares that currently remain available for issuance plus shares added back to the 2012 Plan from forfeitures of awards previously granted, are expected to satisfy the Company’s equity compensation needs for approximately six years, or within the proposed extended term of the 2012 Plan. Our Board is committed to effectively managing the number of shares reserved for issuance under the 2012 Plan while minimizing stockholder dilution.

Purpose of the Proposed Amendments

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to hire and retain the quality personnel we need to move our business forward. We believe that without an increase in the shares available for issuance under the 2012 Plan and without an extension of the 2012 Plan’s term, our ability to attract and retain quality personnel would be adversely affected, which in turn could hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

The amended 2012 Plan will be effective on the date stockholder approval is obtained. We intend to register the additional shares authorized for issuance under the amended 2012 Plan under the Securities Act of 1933, as amended (the “Securities Act”). If our stockholders do not approve the proposed amendment, the current version of the 2012 Plan will remain in effect.

Our Board members and our named executive officers (sometimes referred to herein as “NEOs”) have an interest in this proposal because they are eligible to receive awards under the 2012 Plan.

Description of the 2012 Plan

Administration. The Board or a committee appointed by the Board administers the 2012 Plan. The Board has delegated the administration of the 2012 Plan to the Compensation Committee. Subject to the provisions of the 2012 Plan, the Compensation Committee has full authority and sole discretion to take any actions it deems necessary or advisable to administer the 2012 Plan, including: (i) selecting the individuals who are to receive awards under the 2012 Plan; (ii) determining the type, number, vesting requirements and other features and conditions of such awards; (iii) accelerating the vesting or extending the post-termination exercise term of awards under the 2012 Plan; (iv) interpreting the 2012 Plan; and (v) making all other decisions relating to the operation of the 2012 Plan. The Board has authorized the Compensation Committee to approve awards under the 2012 Plan that qualify for an exemption under Rule 16b-3 under the Exchange Act or that qualify for an exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We refer to the Board or the Compensation Committee, as applicable, as the "administrator" of the 2012 Plan.

Number of Authorized Shares and Award Limits. A total of 1,090,151 shares are currently reserved for issuance in connection with awards under the 2012 Plan. The shares issuable under the 2012 Plan may be authorized and unissued shares of Common Stock or shares of issued Common Stock that have been repurchased by us. Any unvested shares underlying an award that is forfeited, canceled, exchanged or surrendered, or is otherwise terminated without a distribution of shares to the participant, are again available for awards under the 2012 Plan. The number of shares available for awards under the 2012 plan is reduced by any shares used to pay any exercise price or tax withholding obligation with respect to any award. In any calendar year, no participant under the 2012 Plan may be granted awards in respect of more than 125,000 shares or cash-based awards for more than $2.0 million.

Eligibility. Eligibility to participate in the 2012 Plan is limited to employees, non-employee directors and consultants of the Company or any of its subsidiaries, as the administrator may determine and designate from time to time.

Type of Awards. The following types of awards are available for grant under the 2012 Plan: incentive stock options, or ISOs, non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), stock grants, restricted stock units, other stock-based awards and cash-based incentive awards. To date, only awards of restricted stock units and stock grants have been made under the 2012 Plan.

Stock Options and SARs.

Grant of Options and SARs. The administrator may award ISOs and NSOs (collectively, “Options”) and SARs to participants. The exercise price per share of an Option or a SAR must be at least 100% of the fair market value per share of the Common Stock underlying the award on the grant date. The administrator determines the terms and conditions (including any performance requirements) under which an Option or SAR will become exercisable and will include such information in the award agreement.

Special Limitations on ISOs. In the case of a grant of an Option intended to qualify as an ISO to a participant who owns more than 10 percent of the total combined voting power of all classes of our outstanding stock, the exercise price of the Option must be not less than 110% of the fair market value of a share of the Common Stock on the grant date. Additionally, an Option will constitute an ISO only: (i) if the participant is an employee of the Company or a subsidiary of the Company on the date of grant; (ii) to the extent such Option is specifically designated as an ISO in the award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which all ISOs held by such participant become exercisable for the first time during any calendar year (under the 2012 Plan and all other plans of the participant's employer and its affiliates) does not exceed $100,000.

Exercise of Options and SARs. Each Option or SAR agreement will specify the date when all or any installment of such Option or SAR is to become exercisable. Unless the Option or SAR agreement provides otherwise, each Option or SAR will vest with respect to 20 percent of the shares subject to such Option or SAR upon completion of one year of service (measured from the vesting commencement date), the balance of such shares will vest and become exercisable in 48 equal installments upon completion of each month of service thereafter, and the term of such Option or SAR will be 10 years from the date of grant. An Option or SAR agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. An Option may be exercised by the delivery of written notice of exercise and payment in full of the exercise price in cash or by such other method as may be provided for in the applicable Option agreement. Upon exercise of a SAR, the participant will receive from the Company shares, cash or a combination of shares and cash (as the administrator may determine at the time of grant of the SAR) in an amount equal to the amount by which the fair market value of the shares subject to the SAR exceeds the exercise price thereof on the exercise date. The term of an Option or SAR may not exceed 10 years from the grant date.

Stock Grants and Restricted Stock Units. The administrator may award shares of Common Stock subject to such terms and conditions as the administrator may establish and as set forth in the applicable stock grant agreement. The administrator also may award restricted stock units representing the right to receive shares of Common Stock in the future. Stock grants and restricted stock units may or may not be subject to vesting. Unless the applicable stock grant agreement or restricted stock agreement provides otherwise, each stock grant or restricted stock unit shall vest with respect to 20 percent of the shares subject to such stock grant or restricted stock unit upon completion of each year of service on each of the first through fifth anniversaries of the vesting commencement date. Settlement of restricted stock units may be made in the form of cash, shares or a combination of cash and shares as the administrator may determine at the time of grant of such restricted stock units.

Other Stock-Based Awards. The administrator may also grant other stock-based awards, consisting of substitute awards, stock purchase rights, awards of shares or awards valued in whole or in part by reference to, or otherwise based on, shares. Subject to the provisions of the 2012 Plan, the administrator has sole and complete authority to determine the persons to whom and the time or times at which such other stock-based awards shall be made, the number of shares to be granted pursuant to such awards, and all other conditions of such awards. Any such other stock-based award shall be evidenced by an award agreement executed by the Company and the participant.

Cash-Based Incentive Awards. The 2012 Plan authorizes the administrator to award performance-based cash incentive compensation to executive officers of the Company who are determined from time to time by the administrator to be "covered employees" within the meaning of Section 162(m) of the Code.

Performance Goals. With respect to awards granted under the 2012 Plan that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the applicable performance targets will be established by the administrator based on one or more of the following measures: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) stock price; (xv) price to earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) write-offs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) intellectual property (e.g., patents); (xxiv) product development; (xxv) regulatory activity; (xxvi) manufacturing, production or inventory; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to persons who are not "covered employees" within the meaning of Section 162(m) of the Code may take into account other factors.

Termination of Service. Unless a participant’s award agreement or employment agreement provides otherwise: (i) upon such participant’s termination of service for any reason, all unvested portions of any outstanding awards will be immediately forfeited without consideration and the vested portions of any outstanding restricted stock units will be settled upon termination; (ii) if such participant’s service is terminated for cause, then all unexercised Options and SARs, unvested portions of restricted stock units and unvested portions of stock grants will terminate and be forfeited immediately without consideration; (iii) if such participant’s service is terminated for any reason other than for cause, death or disability, then the vested portion of his or her then-outstanding Options and SARs may be exercised by such participant or his or her personal representative within three months after the date of such termination; and (iv) if such participant’s service is terminated due to death or disability, the vested portion of his or her then-outstanding Options and SARs may be exercised within 18 months after the date of termination of Service.

Protection Against Dilution. The number and class of shares available under the 2012 Plan and outstanding awards, as well as the award limits described above, may be equitably adjusted by the administrator in the event of a stock split, a declaration of a dividend payable in shares, a recapitalization or a similar occurrence.

Effect of Certain Transactions; Acceleration. In the event: (i) the Company merges or consolidates with another entity or (ii) all or substantially all the Company’s assets are sold or transferred (each, a “Corporate Transaction”), outstanding awards under the 2012 Plan will be subject to the applicable agreement of merger, reorganization or sale of assets. The administrator may determine, at the time of grant of an award or thereafter, that such award shall become fully vested as to all shares subject to such award in the event that a Corporate Transaction or a change in control occurs. Unless otherwise provided in the applicable award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or restricted stock units are not assumed, substituted or replaced with a cash incentive program or any outstanding stock grant agreements are not assumed, then such awards will fully vest and be fully exercisable immediately prior to the consummation of such Corporate Transaction.

Non-transferability of Awards. Except as otherwise provided in the applicable award agreement, and then only to the extent permitted by applicable law, no Option, SAR, stock grantor restricted stock is assignable or transferable other than by will or laws of descent and distribution.

Term of 2012 Plan. The 2012 Plan is currently scheduled to terminate on July 19, 2022, the tenth anniversary of its initial adoption.

Amendment and Termination. Subject to applicable laws and stock exchange listing standards requiring stockholder approval under certain circumstances, the Board may, at any time, amend or terminate the 2012 Plan, provided that no such action shall impair the rights or obligations of any participant under any award previously granted under the 2012 Plan without the Participant’s consent. Repricing of Options or SARs is prohibited without the prior approval of the Company’s stockholders.

Recovery of Compensation in Connection with Financial Restatements. If our Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement, whether such noncompliance is the result of misconduct or other circumstances, a participant will be required to reimburse the Company for any amounts earned or payable with respect to an award to the extent required by and otherwise in accordance with applicable law and any Company policies.

Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to us and to U.S. taxpayers of awards granted under the 2012 Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

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NSOs and SARs. No taxable income is reportable when a NSO or SAR is granted. Upon exercise, generally, the participant will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the recipient if the appropriate holding period under federal tax law is met for such treatment.

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ISOs. No taxable income is reportable when an ISO is granted or exercised, except for participants who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised. If the participant exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

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Stock Grants and Restricted Stock Units. A recipient of a stock grant or restricted stock units will not have taxable income upon the grant unless, in the case of a stock grant, he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares or cash received, minus any amount paid for the shares.

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Other Stock-Based Awards and Cash-Based Incentive Awards. Typically, a participant will not have taxable income upon the grant of other stock-based awards or any cash-based incentive awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant.

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Section 162(m) Deduction Limits. Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one executive officer in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our executive officers generally will not be deductible.

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Certain Other Tax Issues. In addition: (i) any of our officers subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income. Further, Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant's gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus one percent will be imposed on the participant's underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional twenty percent tax. While it is anticipated that most awards under the 2012 Plan will be intended to be exempt from the requirements of Section 409A of the Code, awards not exempt from Section 409A of the Code will be granted in a manner intended to comply with Section 409A of the Code. The 2012 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2012 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN EMPLOYEE MAY RESIDE.

A complete copy of the 2012 Plan, including the proposed amendments, is attached to this proxy statement as Annex A.

Required Vote

For Proposal 3, the vote to approve amendments to the 2012 Plan, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO THE 2012 PLAN TO: (I) INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 600,000 SHARES AND (II) EXTEND THE TERM OF THE 2012 PLAN BY FIVE YEARS.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote "FOR" the proposed amendments to the 2012 Plan.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is information concerning our current executive officers and directors as of the date of this Proxy Statement. The business address of all of our executive officers and directors is 12612 West Alameda Parkway, Lakewood, Colorado 80228.

Name	Age	Position(s)
Kemper Isely	56	Chairman, Director and Co-President
Zephyr Isely	69	Director and Co-President
Heather Isely	53	Director, Executive Vice President and Corporate Secretary
Elizabeth Isely*	64	Director and Executive Vice President
Michael T. Campbell	74	Director
Edward Cerkovnik	61	Director
Richard Hallé*	54	Director
Todd Dissinger	61	Chief Financial Officer

*	Nominee for re-election as a director.

Kemper Isely has been a director and our Co-President since 1998. He joined the Company as an employee in 1977 and during his tenure with our Company has functioned as Store Manager, Warehouse Manager, Director of Marketing, Director of Purchasing, Director of Operations and Director of Finance.

We believe Mr. Kemper Isely’s qualifications to serve on our Board include his knowledge of our Company and the food retail industry and his years of leadership at our Company.

Zephyr Isely has been a director and our Co-President since 1998. He joined the Company as an employee in 1969 and during his tenure with our Company has functioned as Store Manager, Director of Receiving, Warehouse Manager, Director of Operations, Director of Purchasing, Director of Accounting, Manager of Payroll and Compensation and Director of Information Systems.

We believe Mr. Zephyr Isely’s qualifications to serve on our Board include his knowledge of our Company and the food retail industry and his extensive management experience at our Company.

Heather Isely has been a director and our Executive Vice President and Corporate Secretary since 1998. Ms. Heather Isely joined the Company as an employee in 1989 and during her tenure with our Company has functioned as Produce Coordinator, Store Manager, Manager of Quality Control, Director of Nutrition Education, Manager of Operations, Manager of Compensation, Manager of Training and Director of Human Resources.

We believe Ms. Heather Isely’s qualifications to serve on our Board include her knowledge of our Company and the food retail industry and prior management experience at our Company.

Elizabeth Isely has been a director and our Executive Vice President since 1998. Ms. Elizabeth Isely joined the Company as an employee in 1977 and during her tenure with our Company has functioned as Store Manager, Regional Manager, Director of Operations, Manager of Training and Director of New Store Openings.

We believe Ms. Elizabeth Isely’s qualifications to serve on our Board include her knowledge of our Company and the food retail industry, her experience in opening our new stores and her extensive management experience at our Company.

Michael T. Campbell has been a director since the consummation of our IPO in 2012. Mr. Campbell has served as a member of the board of directors of Houston Wire & Cable Company (NASDAQ: HWCC) since 2008 and has served as the chairman of its audit committee since 2009, as a member of its nominating and corporate governance committee since 2012 and as a member of its compensation committee since 2016. Mr. Campbell also served as a member of the board of advisors of Lee Truck Equipment, Inc. (d/b/a Casper’s Truck Equipment) from 2007 until 2017. Mr. Campbell previously served in the technical support department of the national office of Deloitte & Touche LLP, and he was also the lead technical accounting and auditing partner in the Denver office prior to his retirement in June 2001.

We believe that Mr. Campbell’s qualifications to serve on the Board include his significant experience with financial reporting by public companies and his experience with mergers and acquisitions and capital markets transactions.

Edward Cerkovnik has been a director since July 23, 2013. Mr. Cerkovnik is a founder, a director and the President of Breckenridge-Wynkoop, LLC, which owns and operates six brew pubs, ale houses and other restaurant concepts. He was a founder, officer and director of Breckenridge Holding Company, the owner and operator of the Breckenridge Brewery, from its inception in 1994 until its sale in 2016. In addition, Mr. Cerkovnik has been an active principal in other restaurant and commercial real estate projects since 1994.

We believe that Mr. Cerkovnik’s qualifications to serve on the Board include his knowledge of the retail industry and significant experience in business ownership and operations.

Richard Hallé has been a director since October 17, 2012. Since 2011, Mr. Hallé has served as the Chief Financial Officer of Vivial Inc. (formerly The Berry Company, LLC) in Englewood, Colorado, overseeing finance, including accounting, treasury, tax, planning, forecasting, budgeting and financial reporting. Previously, Mr. Hallé served as the Chief Financial Officer and Secretary of DTN Holding Company, Inc. in Omaha, Nebraska from 2003 to 2008 and as a Managing Director of FTI Consulting, Inc. from 2002 to 2003 where he developed business restructuring strategies.

We believe that Mr. Hallé’s qualifications to serve on the Board include his significant experience in business operations, corporate finance and financial reporting.

Todd Dissinger has served as our Chief Financial Officer since January 1, 2018. From August 2015 until his appointment as our Chief Financial Officer, Mr. Dissinger served as Vice President, Treasurer of the Operating Company. From 1997 to 2015, he held senior management positions, including Senior Vice President – Treasurer, Risk Management and Credit, at The Bon-Ton Stores, Inc. From 1985 to 1997, Mr. Dissinger held management positions, including Vice President – Senior Relationship Manager, with PNC Bank.

Kemper Isely, Zephyr Isely and Heather Isely are siblings. Elizabeth Isely was previously married to a member of the Isely family who is not currently involved in Company operations.

CORPORATE GOVERNANCE

Board of Directors

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board currently has seven members, Kemper Isely, Zephyr Isely, Heather Isely, Elizabeth Isely, Michael T. Campbell, Edward Cerkovnik and Richard Hallé. Our bylaws provide that our Board consists of a number of directors to be fixed from time to time by a resolution of the Board.

Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•	Elizabeth Isely and Richard Hallé are Class I directors; their terms will expire at the Annual Meeting and they have been nominated for re-election at the Annual Meeting;

•	Zephyr Isely and Michael T. Campbell are Class II directors; their terms will expire at the 2020 Annual Meeting of Stockholders; and

•	Heather Isely, Kemper Isely and Edward Cerkovnik are Class III directors; their terms will expire at the 2021 Annual Meeting of Stockholders.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the Annual Meeting of Stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change in our management or a change in control.

A voting agreement entered into with and among our major stockholders is in effect and provides the Isely family with control over the election of directors. See “Certain Relationships and Related Party Transactions-Stockholders Agreement” in this Proxy Statement for a description of this agreement. Directors can be removed from our Board only for cause, as defined in our amended and restated certificate of incorporation. Vacancies on our Board, and any new director positions created by the expansion of our Board, can be filled only by a majority vote of the remaining directors then in office.

Board Leadership Structure and Risk Oversight

The Chairman of our Board is also a Co-President of the Company. Because of his knowledge of and insight into our business, we believe Mr. Kemper Isely is in the best position to focus the attention of our independent directors on matters that are the most critical to our Company. We also believe that Mr. Kemper Isely’s effectiveness in promoting the Company and forming new business relationships is significantly enhanced by his role as both the Chairman and a Co-President. Michael T. Campbell currently serves as the presiding director at executive sessions of the Board at which only non-management directors are present. We do not currently have a lead independent director.

Our Board administers its risk oversight function primarily through the audit committee, which oversees our risk management practices. The audit committee is responsible for, among other things, discussing with management on a regular basis our guidelines and policies that govern the process for risk assessment and risk management. These discussions include our major risk exposures and actions taken to monitor and control these exposures.

Controlled Company and Director Independence

We have elected to avail ourselves of the “controlled company” exception under the corporate governance rules of the NYSE. Under NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. Certain members of the Isely family holding over 50% of our Common Stock are parties to a stockholders agreement (the “Stockholders Agreement”) pursuant to which they control the election of our directors, and we are therefore a “controlled company.” As a result, we have elected not to have a majority of “independent directors” on our Board, we do not have a compensation committee composed entirely of “independent directors” and compensation for our executives and the selection of our director nominees are not determined by a majority of “independent directors,” as defined under the rules of the NYSE. The “controlled company” exception does not modify the independence requirements for the audit committee, and we are subject to, and have complied with, the requirements of the SEC and the NYSE, which require that our audit committee be composed of at least three members, each of whom is required to be independent.

Consistent with these requirements, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NYSE and SEC rules and regulations: Michael T. Campbell, Edward Cerkovnik and Richard Hallé. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company. Specifically, the Board solicited and considered information from each such director regarding whether he, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a commercial or investment relationship with the Company or received personal benefits from or on behalf of the Company outside the scope of such person’s normal compensation.

Kemper Isely, our Co-President; Zephyr Isely, our Co-President; Heather Isely, our Executive Vice President and Corporate Secretary; and Elizabeth Isely, our Executive Vice President, are not independent directors. Each is an employee of the Company and a party to the Stockholders Agreement.

Communications with the Board

The Board welcomes questions or comments about our Company and its operations. Interested parties and stockholders may contact the Board as a whole, the presiding director over Board executive sessions, our non-management directors (including the presiding director at executive sessions of the Board at which only non-management directors are present), or any one or more individual directors by sending a letter to the intended recipient’s attention c/o Natural Grocers by Vitamin Cottage, Inc. Attention: Corporate Secretary, 12612 West Alameda Parkway, Lakewood, Colorado 80228. The Corporate Secretary will maintain a record of all such communications and promptly forward to the Chairman of the Board those that the Corporate Secretary believes require immediate attention. The Corporate Secretary will periodically provide the Chairman of the Board with a summary of all such communications. The Chairman of the Board will notify the Board or the chairs of the relevant committees of the Board of those matters that he believes are appropriate for further action or discussion.

Meetings of the Board

The Board met four times during fiscal 2018. Each Board member attended all of the meetings of the Board held during fiscal 2018. During fiscal 2018, our Board held four executive sessions at which only non-management directors were present. Pursuant to our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and all committees on which they sit (including separate meetings of non-management directors), with the understanding that, on occasion, a director may be unable to attend a meeting in person or by teleconference. It is the Company’s policy to encourage directors to attend the Annual Meeting of Stockholders and all members of the Board attended our 2018 Annual Meeting of Stockholders.

Committees of the Board

Our Board has two committees: an audit committee and a compensation committee. The committees were established in July 2012 in connection with our IPO and our listing on the NYSE. Each committee member is appointed by the Board and will serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each committee member attended all of the meetings of each committee on which he or she served during fiscal 2018.

The following table provides membership and meeting information for fiscal 2018 for each of our Board committees:

Name	Independent?	Audit Committee	Compensation Committee
Mr. Kemper Isely	No		Member
Mr. Zephyr Isely	No
Ms. Heather Isely	No		Chair
Ms. Elizabeth Isely	No
Mr. Michael T. Campbell	Yes	Chair	Member
Mr. Edward Cerkovnik	Yes	Member	Member
Mr. Richard Hallé	Yes	Member
Total meetings in fiscal 2018		5	4

Audit Committee

Our audit committee assists our Board in fulfilling its oversight responsibilities over our financial reporting and internal control processes. The audit committee is responsible for, among other things:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	overseeing management’s establishment and maintenance of processes to assure our compliance with all applicable laws, regulations and corporate policies;

•	reviewing and approving related party transactions;

•	reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

•

reviewing the performance of the independent accountants and making decisions regarding the appointment or termination of the independent accountants and considering and approving any non-audit services proposed to be performed by the independent accountants; and

•	making recommendations to the Board with respect to the foregoing and other matters.

Mr. Campbell, Mr. Cerkovnik and Mr. Hallé currently serve on the audit committee, with Mr. Campbell serving as the chair of the audit committee. Mr. Campbell, one or our independent directors, is our audit committee financial expert as defined under applicable SEC rules. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

The audit committee met five times during fiscal 2018. During fiscal 2018, our audit committee held four executive sessions at which only non-management directors were present. Our Board has adopted an audit committee charter, which sets forth in detail the duties and responsibilities of the audit committee and is available on our corporate website at investors.naturalgrocers.com.

Report of the Audit Committee

The audit committee is responsible for overseeing our accounting and financial reporting functions. The audit committee relies on the expertise and knowledge of management and the Company’s independent auditors in carrying out its oversight responsibilities. Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing those financial statements, auditing our internal control over financial reporting and issuing reports thereon.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2018 with management of the Company and with KPMG LLP, the Company’s independent registered public accounting firm. The audit committee also reviewed and discussed with KPMG LLP the quarterly financial statements for each quarter during fiscal 2018 and the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Respectfully submitted,

Michael T. Campbell (Committee Chair)

Edward Cerkovnik

Richard Hallé

The material in the above report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing our compensation practices and policies, including equity benefit plans and incentive compensation;

•	reviewing key employee compensation policies;

•	monitoring performance and compensation of our employee-directors, officers and other key employees;

•	preparing recommendations and periodic reports to the Board concerning these matters; and

•	overseeing the preparation of any disclosure relative to compensation practices.

Ms. Heather Isely, Mr. Campbell, Mr. Cerkovnik and Mr. Kemper Isely currently serve on the compensation committee, with Ms. Heather Isely serving as the chair of the compensation committee.

The compensation committee met four times during fiscal 2018. During fiscal 2018, our compensation committee held one executive session at which only non-management directors were present. Our Board has adopted a compensation committee charter, which sets forth in detail the duties and responsibilities of the compensation committee and is available on our corporate website at investors.naturalgrocers.com.

Prior to our IPO, our Board historically set compensation for our named executive officers, including with respect to their own compensation. In April 2012, our Board retained the outside consulting firm Frederic W. Cook & Co., Inc., or F.W. Cook, as our independent compensation consultant to assist in developing our approach to executive officer and Board compensation. That engagement occurred prior to the creation of our compensation committee. As part of that engagement, F.W. Cook assisted in the development of the compensation program for our independent board members.

We did not engage F.W. Cook to conduct an executive compensation study during fiscal 2018. Our Co-Presidents have provided, and we expect that our Co-Presidents will continue to provide, recommendations to our compensation committee regarding pay levels for all executive officers. In fulfilling its responsibilities, our compensation committee may delegate its authority to subcommittees, including subcommittees consisting solely of one or more employees of the Company, to the extent permitted by applicable law.

Report of the Compensation Committee

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in this Proxy Statement.

Respectfully submitted,

Heather Isely (Committee Chair)

Michael T. Campbell

Edward Cerkovnik

Kemper Isely

The material in the above report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Process for Recommending Candidates for Election to the Board Directors

We do not have a nominating committee. Instead, our Board is responsible for recommending director candidates for election. This is appropriate, in the opinion of the Board, because we are a “controlled company” under NYSE rules and certain members of the Isely family hold over 50% of our Common Stock and control the election of our directors. All our directors participate in the consideration of director nominees.

Additionally, our Board will consider director candidates recommended by stockholders, provided that stockholders making such recommendations comply with the advance notice procedures contained in Section 2.07 of our bylaws. The Board did not receive any director recommendations from stockholders for consideration at the Annual Meeting.

The Board will evaluate candidates properly recommended by stockholders based on the same criteria applied to other director nominees. However, for candidates recommended by stockholders, the Board may consult with certain members of the Isely family who are parties to a Stockholders Agreement that control the election of our directors, to ensure that such nominees will make a meaningful contribution to the Board and are likely to receive the affirmative vote of the holders of a majority of the outstanding Common Stock.

As described in the Company’s Corporate Governance Guidelines, the Board identifies candidates based on the following criteria:

•	judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business;

•	diversity of viewpoints, backgrounds and experiences;

•	business or other relevant experience; and

•

the extent to which the integrity of the candidate’s expertise, skills, knowledge and experience with that of the other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

As described above, the Board considers the diversity of viewpoints, backgrounds and experiences in identifying and evaluating director nominees, but does not have a formal policy with regard to diversity. The Board identifies director nominees based on the above criteria by consulting with other industry leaders and members of the business community.

Corporate Governance Guidelines

In July 2012, the Board adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. These guidelines are a flexible framework within which the Board may conduct its business. Moreover, they help to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other matters, Board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines reflect NYSE and SEC rules and requirements. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at the Company’s website at investors.naturalgrocers.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 11, 2019 regarding beneficial ownership of our Common Stock by:

•	each person known to us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of Common Stock issuable within 60 days to a person are deemed outstanding for purposes of computing the percentage of shares owned by such person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

To our knowledge, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them and none of the shares shown as beneficially owned by the named executive officers or directors has been pledged as security.

The address for each person named in the table below is c/o Natural Grocers by Vitamin Cottage, Inc., 12612 West Alameda Parkway, Lakewood, Colorado 80228.

	Shares of Common Stock Beneficially Owned(1)
Beneficial Owner	#	%
5% Stockholders:
Isely Family Group(2)	13,320,297	59.4%
CTVC, LLC(2)(3)	1,037,939	4.6%
Named Executive Officers and Directors:
Kemper Isely(2)(4)	3,421,130	15.3%
Zephyr Isely(2)(5)	3,360,867	15.0%
Heather Isely(2)(6)	1,148,510	5.1%
Elizabeth Isely(2)(7)	1,270,299	5.7%
Todd Dissinger(8)	12,529	*
Sandra Buffa(8)	30,616	*
Michael T. Campbell (director)(9)	35,947	*
Edward Cerkovnik (director)(9)	30,775	*
Richard Hallé (director)(9)	33,395	*
Executive officers and directors as a group (8 persons)(10)	13,432,943	59.9%

*	Represents less than 1%

(1)

This table is based upon information supplied by officers, directors and principal stockholders in the Schedule 13D filed by members of the Isely family voting group with the SEC on August 6, 2012, as amended by the Schedule 13D/A filed on February 28, 2014. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,432,104 shares of our Common Stock outstanding on January 11, 2019, adjusted as required by rules promulgated by the SEC.

(2)

In connection with the reorganization transactions effected in connection with our IPO, each of Kemper Isely, Zephyr Isely, Heather Isely, Elizabeth Isely, certain trusts or entities controlled by one or more of them, certain other Isely family members, certain custodial accounts controlled by Anthony Andueza but benefiting other Isely family members, and certain entities controlled by Mr. Andueza or Mark Gauthier but owned by the above named Iselys and their family members (directly or indirectly through trusts) entered into the Stockholders Agreement, pursuant to which they agreed to, among other things, limitations on the sale of their shares of Common Stock and to vote all of their shares of Common Stock in the election of directors consistent with the recommendations of at least three of Kemper Isely, Zephyr Isely, Heather Isely and Elizabeth Isely, subject to certain exceptions. The parties to the Stockholders Agreement may therefore be deemed to share voting and investment power over the shares subject to the agreement and be members of a group for beneficial ownership reporting purposes with respect to such shares. The number of shares identified as beneficially owned by the Isely Family Group includes 391,609 shares not subject to the voting provisions of the Stockholders Agreement that are held in trusts or entities benefiting or established by Isely family members, over which Mr. Andueza or Mr. Gauthier has sole voting and investment power.

(3)

Consists of shares of Common Stock held by CTVC, LLC for the benefit of the Isely Children’s Trust and its beneficiaries. Mr. Andueza is the sole manager of CTVC, LLC which has sole voting and investment power over the shares of Common Stock held by it. The number of shares identified as beneficially owned by CTVC, LLC excludes shares of Common Stock deemed to be beneficially owned by it solely because of the Stockholders Agreement.

(4)

Includes 3,118,302 shares beneficially owned directly by Mr. Kemper Isely, 91,938 shares owned directly by the LaRock and Luke Isely Trust, with respect to which Mr. Kemper Isely shares voting and investment power with Mr. Zephyr Isely as co-trustee of the trust, 106,145 shares held by Raquel M. Isely, Mr. Kemper Isely’s daughter, who shares Mr. Kemper Isely’s permanent residence, and 104,745 shares held by Mr. Andueza as custodian under the Colorado Uniform Transfer to Minors Act, or UTMA, for Mr. Kemper Isely’s son Ritchie K. Isely, who shares Mr. Kemper Isely’s permanent residence. The number of shares identified as beneficially owned by Mr. Kemper Isely excludes shares of Common Stock deemed to be beneficially owned by him solely because of the Stockholders Agreement.

(5)

Includes 3,165,184 shares beneficially owned directly by Mr. Zephyr Isely, 91,938 shares owned directly by the LaRock and Luke Isely Trust, with respect to which Mr. Zephyr Isely shares voting and investment power with Mr. Kemper Isely as co-trustee of the trust, and 103,745 shares held by Mr. Andueza as custodian under the UTMA for Mr. Zephyr Isely’s child Dyami Cy Isely-Parvanta, who shares Mr. Zephyr Isely’s permanent residence. The number of shares identified as beneficially owned by Mr. Zephyr Isely excludes shares of Common Stock deemed to be beneficially owned by him solely because of the Stockholders Agreement.

(6)

Includes 941,020 shares beneficially owned directly by Ms. Heather Isely and 207,490 shares held by Mr. Andueza as custodian under the UTMA for Ms. Heather Isely’s children Masala A. Isely-Rice and Charles L. Isely-Rice, each of whom shares Ms. Heather Isely’s permanent residence. The number of shares identified as beneficially owned by Ms. Heather Isely excludes shares of Common Stock deemed to be beneficially owned by her solely because of the Stockholders Agreement.

(7)

Includes 1,270,299 shares beneficially owned directly by Ms. Elizabeth Isely. The number of shares identified as beneficially owned by Ms. Elizabeth Isely excludes shares of Common Stock deemed to be beneficially owned by her solely because of the Stockholders Agreement.

(8)	Mr. Dissinger was appointed Chief Financial Officer of the Company effective January 1, 2018. Ms. Buffa retired as Chief Financial Officer of the Company on December 31, 2017.

(9)	Includes 8,196 restricted stock units granted to each of Messrs. Campbell, Cerkovnik and Hallé which will vest within 60 days, specifically on March 7, 2019.

(10)	Does not include the shares held by Ms. Buffa, who retired as Chief Financial Officer of the Company on December 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during fiscal 2018 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion, including the overall principles underlying our executive compensation policies, relates to the compensation of our NEOs, consisting of: (i) our Co-Presidents; (ii) the two individuals who served as our Chief Financial Officer during fiscal 2018; and (iii) our other two most highly compensated executive officers for fiscal 2018.

Our NEOs for fiscal 2018 were:

•	Kemper Isely, Chairman and Co-President

•	Zephyr Isely, Co-President

•	Heather Isely, Executive Vice President and Corporate Secretary

•	Elizabeth Isely, Executive Vice President

•	Todd Dissinger, Chief Financial Officer(1)

•	Sandra Buffa, Chief Financial Officer(1)

(1)	Mr. Dissinger was appointed Chief Financial Officer of the Company effective January 1, 2018. Ms. Buffa retired as Chief Financial Officer of the Company on December 31, 2017.

Objectives of our executive compensation program

Hiring and retaining our officers and other key employees is critically important to ensure the continuity and stability required to grow our business. Our executive compensation and benefits program is designed to attract, retain, reward and create incentives for a highly talented and committed team of executive officers who share our vision and desire to work toward our goals.

Compensation decisions in fiscal 2018 regarding our NEOs were made by our compensation committee. Our compensation philosophy is to provide our NEOs with a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Our approach to executive compensation is intended to reward our NEOs for making strong individual contributions to our success and creating long-term value.

Consistent with this approach, Todd Dissinger was the only NEO who was eligible to receive cash-based incentive compensation during fiscal 2018. As further described below, the cash-based incentive compensation for which Mr. Dissinger was eligible in fiscal 2018 was set in accordance with the Company’s incentive compensation program (as the same may be amended from time to time, the “Incentive Compensation Program”). No cash-based incentive compensation was paid to Mr. Dissinger or any other employee for fiscal 2018.

Executive compensation process

Compensation-setting process. In April 2012, we retained F.W. Cook as our independent compensation consultant to assist in developing our approach to executive officer and Board compensation. During fiscal 2016, we engaged F.W. Cook to conduct an executive compensation study; that study was delivered in December 2016. We did not engage F.W. Cook to conduct an executive compensation study during fiscal 2018. In the future, the Company intends to engage an independent compensation consultant to conduct an executive compensation study no less frequently than every three years. Except for the services provided to the compensation committee, our compensation consultant does not provide any other services to the Company.

Our compensation committee consists of Ms. Heather Isely, Mr. Kemper Isely, Mr. Cerkovnik and Mr. Campbell. In addition to reviewing and approving executive compensation, our compensation committee’s duties include administering the 2012 Plan, which we adopted in July 2012.

At the Company’s 2018 Annual Meeting of Stockholders, our stockholders: (i) approved, on an advisory basis, the compensation paid to our NEOs and (ii) approved holding future advisory votes regarding the compensation paid to our NEOs every three years. Given the strong stockholder support reflected in the results of the advisory vote, we determined to continue our compensation structure consistent with past practice.

Role of management in setting compensation. During fiscal 2018, our Co-Presidents and Executive Vice Presidents provided recommendations regarding pay levels for all executives, and we expect that these executive officers will continue to provide such input.

Use of market data. The executive compensation study completed by F.W. Cook during fiscal 2016 compiled and analyzed market data from a 15 company peer group of retail, food, and natural product companies. During fiscal 2018, the compensation committee did not use a peer group in setting executive compensation, nor did it target compensation to specific benchmarks against any peer group companies.

Our compensation committee reviewed executive compensation at its meeting on December 5, 2018 and did not increase the compensation of any of our Co-Presidents or our Executive Vice Presidents. Effective October 1, 2018, the base salary of our Chief Financial Officer, Todd Dissinger, was increased from $360,000 to $396,000.

Primary elements of compensation; Compensation decisions for fiscal 2018

Base salary. The overall compensation package consists solely of base salary for our Co-Presidents and our Executive Vice Presidents. We believe that base salaries are of primary importance to our approach to executive compensation, allowing us to attract and retain our key executives, and reward consistent contributions to our long-term success, in a manner that does not encourage excessive risk taking by our executives. The compensation committee primarily based salaries of the NEOs on its collective experience and view of appropriate fixed pay in our geographic location and industry. Additionally, the compensation committee took into account non-participation in our cash-based incentive compensation program by all of our NEOs, except Todd Dissinger, and the absence of a long-term incentive program. The compensation committee periodically reviews base salaries and takes into account individual performance, internal pay equity, historical compensation practice, incentive program participation and current equity ownership levels. However, our compensation committee may exercise its discretion in setting an executive’s base salary, taking into account the quality of the executive’s overall contribution to our success.

At fiscal year-end 2018, the base salaries of our NEOs were as follows:

●	Kemper Isely, Co-President, $607,800
●	Zephyr Isely, Co-President, $576,000
●	Heather Isely, Executive Vice President, $528,000
●	Elizabeth Isely, Executive Vice President, $528,000
●	Todd Dissinger, Chief Financial Officer, $360,000

No changes were made to the base salaries of our NEOs during fiscal 2018. Effective October 1, 2018, Mr. Dissinger’s base salary was increased to $396,000.

Incentive cash awards. During fiscal 2018, Todd Dissinger and other employees were eligible to receive payments under the Incentive Compensation Program based on the achievement of annual net income and EBITDA targets, with the amount of any payment (if the goals were met) based on the achievement of specified performance goals and other metrics. Mr. Dissinger was the only NEO who was eligible to participate in the Incentive Compensation Program during fiscal 2018. No cash-based incentive compensation was paid to Mr. Dissinger or any other employee for fiscal 2018.

Equity compensation. We currently do not have a long-term equity incentive program in place for our NEOs. Given that a majority of our NEOs are part of the Isely family and have a substantial ownership stake in the Company, we believe that they already have sufficient long-term incentive, and an equity compensation program for them is not necessary.

We adopted the 2012 Plan in July 2012. The purpose of the 2012 Plan is to promote the long-term success of the Company and the creation of stockholder value by offering certain key employees and directors an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

From the adoption of the 2012 Plan through September 30, 2018, the Company has granted a total of 486,526 restricted stock units, totaling approximately $7.7 million in equity compensation, to certain employees who were not NEOs or directors. During fiscal 2018, 290,995 restricted stock units were awarded to employees who were not NEOs or directors. In addition, since December 2016 the Company has awarded stock grants under the 2012 Plan covering a total of 3,100 shares of Common Stock, totaling approximately $33,000 in equity compensation, to certain employees who were not NEOs or directors.

Since the adoption of the 2012 Plan, we have granted a total of 66,617 restricted stock units to our independent directors, Messrs. Campbell, Cerkovnik and Hallé. Of such total, 8,196 restricted stock units were granted to each of Messrs. Campbell, Cerkovnik and Hallé during fiscal 2018.

Prior to his appointment as our Chief Financial Officer on January 2, 2018, Mr. Dissinger was awarded 17,110 restricted stock units under the 2012 Plan. On January 2, 2018, Mr. Dissinger was awarded 60,066 restricted stock units under the 2012 Plan in connection with his appointment as the Company’s Chief Financial Officer. On August 7, 2018, Mr. Dissinger was awarded an additional 20,000 restricted stock units under the 2012 Plan. See “Executive Compensation – Compensation Arrangement of Chief Financial Officer” in this Proxy Statement for more details regarding such awards of restricted stock units and Mr. Dissinger’s compensation arrangement.

In addition, under her employment agreement, Sandra Buffa received restricted stock units equal to 1.2% of the fully diluted shares of the Company at the time of the completion of our initial public offering, or IPO, in July 2012 (including any exercise of the underwriters’ overallotment option) (rounded to the nearest whole share), subject to the following terms:

•	Two-thirds of the grant (or 178,442 restricted stock units) vested immediately upon completion of the IPO and settled in 156,136 shares of Common Stock of the Company and $334,579 in cash.

•

The remaining one-third of the grant (or 89,221 restricted stock units) vested in three equal installments as follows: the first installment vested on January 25, 2013; the second installment vested on July 25, 2013; and the third installment vested on January 25, 2014. Such restricted stock units settled in shares of Common Stock.

Other than the above-described awards to Mr. Dissinger and Ms. Buffa, no awards under the 2012 Plan have been made to our NEOs.

Severance and change in control arrangements. On January 2, 2018, Mr. Dissinger was awarded 60,066 restricted stock units under the 2012 Plan in connection with his appointment as the Company’s Chief Financial Officer. Such restricted stock units vest in five equal annual installments, commencing on January 2, 2019; provided, however, that all unvested restricted stock units will immediately vest upon the occurrence of a change of control affecting the Company.

Under her amended and restated employment agreement, Ms. Buffa is entitled to severance pay upon her involuntary termination without “cause” or voluntary resignation for “good reason” (as each such term is defined in the employment agreement). See “Executive Compensation – Employment Agreement” in this Proxy Statement for a description of such severance arrangement and the other amounts payable to Ms. Buffa upon her separation from service with the Company.

The Company does not have any agreements with the Company’s Co-Presidents or Executive Vice Presidents that provide for cash severance payments upon termination of employment or in connection with a change in control.

Retirement plan and other benefits and perquisites. Our NEOs are eligible to participate in our employee benefit plans provided for all Company employees. These benefits include a 401(k) plan with discretionary matching employer contributions, group health and life insurance, and short-term and long-term disability insurance. We also provide all of our employees with Vitamin Bucks (store credit accrued at $1.00 per hour up to 40 hours per week) and birthday bonus pay (equivalent to a single work day). We may also provide our NEOs with a limited range of perquisites on a case-by-case basis that may include, among other things, spousal insurance and reimbursement for any out-of-pocket medical insurance expenses.

Stock ownership guidelines. We do not have specific equity or other security ownership requirements or guidelines for NEOs. However, given management’s significant equity stake in the Company, we do not believe ownership guidelines are needed at this time.

Recoupment policy. We currently do not have a recoupment policy to adjust or recover bonuses or incentive compensation paid to executive officers where such bonuses or payments were based on financial statements that were subsequently restated or otherwise amended in a manner that would have reduced the size of such bonuses or payments.

Tax and accounting considerations. We do not require executive compensation to be tax deductible for our Company, but instead balance the cost and benefits of tax deductibility to comply with our executive compensation goals. For example, Section 162(m) of the Code generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1 million paid in any taxable year to its NEOs. Our compensation committee considers the deductibility of compensation, but is authorized to approve compensation that is not deductible when it believes that such payments are appropriate to attract and retain executive talent.

Risks from compensation policies and practices. Given the current equity ownership levels of our NEOs, the relative simplicity of our current compensation program and its weighting towards base salary, a fixed component of compensation, we do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The following table provides information concerning the compensation earned by our Co-Presidents, Chief Financial Officer, and each of the two other most highly paid executive officers during the fiscal years ended September 30, 2018 and 2017.

Name and Principal Position	Fiscal Year	Salary ($)		Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Kemper Isely, Co-President	2018	607,800		—	—	10,189	617,989
	2017	607,800		—	—	11,731	619,531
Zephyr Isely, Co-President	2018	576,000		—	—	8,078	584,078
	2017	576,000		—	—	9,184	585,184
Heather Isely, Executive Vice President	2018	528,000		—	—	10,184	538,184
	2017	528,000		—	—	9,415	537,415
Elizabeth Isely, Executive Vice President	2018	528,000		—	—	7,846	535,846
	2017	528,000		—	—	10,836	538,836
Todd Dissinger, Chief Financial Officer	2018	329,970		33,301	—	7,942	371,213
	2017	232,893		11,551	—	8,809	253,253
Sandra Buffa, Chief Financial Officer	2018	427,499	(2)	—	—	706,364	1,133,863
	2017	680,000		—	—	9,388	689,388

(1)

Includes 401(k) retirement benefit matching contributions, Vitamin Bucks, Company paid medical and short term disability insurance premiums and work anniversary payments. In the case of Ms. Buffa, includes deferred compensation of $700,000 paid to Ms. Buffa in January 2018 pursuant to her employment agreement.

(2)	Includes compensation of $39,999 for accrued but untaken paid time off paid to Ms. Buffa in January 2018, at which time she was no longer eligible to receive paid time off from the Company.

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards made to Todd Dissinger, our Chief Financial Officer, during the year ended September 30, 2018. Other than Mr. Dissinger, none of our NEOs received any plan-based awards during the year ended September 30, 3018.

		Estimated Payouts Under Non-Equity Incentive Plan Awards				Estimated Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($)		Maximum ($)		Target (#)		Maximum (#)		Stock or Units (#)	Options (#)	Awards ($/Share)	Awards ($)(5)
Todd Dissinger		144,000	(1)	144,000	(1)	—		—		—	—	—	—
	11/1/2017	—		—		8,100	(2)	8,100	(2)	—	—	—	39,690
	1/2/2018	—		—		60,066	(3)	60,066	(3)	—	—	—	539,993
	8/7/2018	—		—		20,000	(4)	20,000	(4)	—	—	—	329,000

(1)

Mr. Dissinger was eligible to receive a cash-based incentive award during fiscal 2018 pursuant to his employment offer letter. No cash-based incentive award was actually paid to Mr. Dissinger during fiscal 2018.

(2)	Of these restricted stock units: (i) 1,620 vested on November 1, 2018 and (ii) 1,620 will vest on each of November 1, 2019, 2020, 2021 and 2022, subject to Mr. Dissinger’s continued employment.

(3)

Of these restricted stock units: (i) 12,013 vested on January 2, 2019; (ii) 12,013 will vest on each of January 2, 2020, 2021 and 2022, subject to Mr. Dissinger’s continued employment; and (iii) 12,014 will vest on January 2, 2023, subject to Mr. Dissinger’s continued employment; provided, however, that any of these restricted stock units that are unvested will immediately vest upon the occurrence of a change of control affecting the Company.

(4)	Of these restricted stock units, 4,000 will vest on each of June 27, 2019, 2020, 2021, 2022 and 2023, subject to Mr. Dissinger’s continued employment.

(5)

The grant date fair values have been determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Refer to Note 11 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for the assumptions used in the calculation of these amounts.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by Todd Dissinger, our Chief Financial Officer, at September 30, 2018. Other than Mr. Dissinger, none of our NEOs held any outstanding equity awards at September 30, 2018. All restricted stock units awarded to Ms. Buffa under the 2012 Plan had vested as of the end of fiscal 2014.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(2)
Todd Dissinger	91,770(1)	1,549,995

(1)

Of such restricted stock units: (i) 1,802 restricted stock units will vest on each of August 13, 2019 and 2020; (ii) 1,620 restricted stock units vested on November 1, 2018; (iii) 1,620 restricted stock units will vest on each of November 1, 2019, 2020, 2021 and 2022; (iv) 4,000 restricted stock units will vest on each of June 27, 2019, 2020, 2021, 2022 and 2023; (v) 12,013 restricted stock units vested on January 2, 2019; (vi) 12,013 restricted stock units will vest on each of January 2, 2020, 2021 and 2022; and (vii) 12,014 restricted stock units will vest on January 2, 2023, in each case subject to Mr. Dissinger’s continued employment; provided, however, that any of the restricted stock units referred to in clauses (vi) and (vii) above that are unvested will immediately vest upon the occurrence of a change of control affecting the Company.

(2)

The market value of the awards of restricted stock units that have not vested was determined by multiplying the number of restricted stock units by $16.89, the market value of the underlying shares at September 28, 2018, the last business day of fiscal 2018.

Option Exercises and Stock Vested

The following table provides information regarding stock options and restricted stock units held by Todd Dissinger, our Chief Financial Officer, that vested during the year ended September 30, 2018. Other than Mr. Dissinger, none of our NEOs held any stock awards that vested, or exercised any stock options, during the year ended September 30, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Todd Dissinger	—	—	1,802	(1)	33,301	(2)

(1)	Represents restricted stock units that were issued to Mr. Dissinger and settled in shares of Common Stock.

(2)	Value realized on vesting was determined by multiplying the number of shares underlying the restricted stock units by $18.48, the opening price of the Common Stock on the date of settlement.

Pension Benefits

None of our NEOs participates in any qualified or non-qualified pension benefit plan sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participates in any nonqualified deferred compensation plan sponsored by us.

Compensation Arrangement of Chief Financial Officer

Effective January 1, 2018, Todd Dissinger was appointed Chief Financial Officer of the Company, following the retirement of Sandra Buffa effective December 31, 2017. Pursuant to the terms of an employment offer letter by and between the Company and Mr. Dissinger, effective January 1, 2018 Mr. Dissinger’s annual base salary increased to $360,000, with an annual incentive bonus opportunity of up to 40% of his base salary, to be paid pursuant to the Incentive Compensation Program. Effective October 1, 2018, Mr. Dissinger’s base salary was increased to $396,000.

On January 2, 2018, Mr. Dissinger was awarded 60,066 restricted stock units under the 2012 Plan. Of these restricted stock units: (i) 12,013 vested on January 2, 2019; (ii) 12,013 will vest on each of January 2, 2020, 2021 and 2022, subject to Mr. Dissinger’s continued employment; and (iii) 12,014 will vest on January 2, 2023, subject to Mr. Dissinger’s continued employment; provided, however, that any of these restricted stock units that are unvested will immediately vest upon the occurrence of a change of control affecting the Company.

On August 7, 2018, Mr. Dissinger was awarded an additional 20,000 restricted stock units under the 2012 Plan. Such restricted stock units will vest in five equal annual installments, commencing on June 27, 2019, subject to Mr. Dissinger’s continued employment.

Prior to January 1, 2018, Mr. Dissinger was awarded 17,110 restricted stock units, of which: (i) 3,604 restricted stock units had vested prior to October 1, 2017; (ii) 1,802 restricted stock units vested during fiscal 2018; (iii) 1,620 restricted stock units vested on November 1, 2018; (iv) 1,802 restricted stock units will vest on each of August 13, 2019 and 2020, subject to Mr. Dissinger’s continued employment; and (v) 1,620 restricted stock units will vest on each of November 1, 2019, 2020, 2021 and 2022, subject to Mr. Dissinger’s continued employment.

Finally, Mr. Dissinger is entitled to participate in all Company employee benefit plans and programs at a level commensurate with his title and salary band.

Employment Agreement

We are a party to an amended and restated employment agreement with our former Chief Financial Officer, Sandra Buffa. Ms. Buffa is employed on an “at-will” basis, and, subject to applicable law, her employment may be terminated either by Ms. Buffa or by the Company at any time, for any reason, or no reason, and with or without cause. Under the employment agreement, Ms. Buffa received grants of restricted stock units as described under “Compensation Discussion and Analysis - Primary elements of compensation; Compensation decisions for fiscal 2018 - Equity compensation.” All such restricted stock units have vested. Ms. Buffa is subject to a confidentiality covenant that extends indefinitely and non-solicitation and non-compete covenants that extend for one year from termination of employment.

Ms. Buffa’s employment agreement was amended and restated on January 14, 2015. The amended and restated employment agreement provided for the following compensation for Ms. Buffa for the following periods: (i) for the fiscal year ended September 30, 2015, Ms. Buffa’s base salary equaled $450,000 per annum and her cash-based incentive target level equaled 33.33% of her base salary; (ii) for the fiscal year ending September 30, 2016, Ms. Buffa’s base salary equaled $560,000 per annum and her cash-based incentive target level equaled 25% of her base salary; (iii) for the fiscal year ending September 30, 2017, Ms. Buffa’s base salary equaled $680,000 per annum and her cash-based incentive target level equaled 17.65% of her base salary; and (iv) for the period commencing October 1, 2017 and ending on December 31, 2017, Ms. Buffa’s base salary equaled $66,667 per month, and she was not eligible for any cash incentive compensation. For the period commencing January 1, 2018 and ending December 31, 2019, Ms. Buffa will receive a base salary of $250,000 per annum with no cash-based incentive compensation, and she will be required to provide services to the Company only on a part-time basis. Pursuant to the terms of her employment agreement, the Company paid Ms. Buffa deferred compensation in the amount of $700,000 on each of January 1, 2018 and 2019 (the “Deferred Compensation Payments”).

Prior to October 1, 2017, Ms. Buffa was entitled under her employment agreement to participate in our annual and long-term incentive compensation and all standard employee benefit plans or programs, including personal time off, our 401(k) plan, our medical and dental insurance plans, Vitamin Bucks and employee discounts. Since October 1, 2017, Ms. Buffa has no longer been eligible to participate in the Company’s annual and long-term incentive compensation programs and has been eligible to participate in the Company’s standard employee benefit plans or programs only to the extent she satisfies the service or other criteria established in such plans and programs.

If the Company terminates Ms. Buffa’s employment without “cause” or she resigns with “good reason” (as those terms are defined in the amended and restated employment agreement), Ms. Buffa will be entitled to receive the unpaid portion of the Deferred Compensation Payments. If Ms. Buffa separates from service with the Company after January 1, 2018 by reason of death, “disability” (as that term is defined in the amended and restated employment agreement), termination by the Company without cause or termination by Ms. Buffa for good reason, Ms. Buffa (or her beneficiary) will promptly (and in no event later than the last day of the year in which such separation from service occurs) be paid a lump sum equal to the amount of base annual salary Ms. Buffa would have been paid had she continued to perform services for the Company until December 31, 2019. If Ms. Buffa’s employment with the Company is terminated for any reason after December 31, 2017, Ms. Buffa (or her beneficiary) will still be entitled to receive the unpaid portion of the Deferred Compensation Payments.

We do not have an employment agreement with any other NEO.

See “Executive Compensation – Compensation Arrangement of Chief Financial Officer” in this Proxy Statement for information regarding the accelerated vesting of certain restricted stock units held by Todd Dissinger, our Chief Financial Officer, upon the occurrence of a change of control affecting the Company. Other than such accelerated vesting of certain restricted stock units, no payments would have to be made or benefits provided by the Company to any other NEO for fiscal 2018 upon a change in control.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits triggered by the termination of Mr. Dissinger’s or Ms. Buffa’s employment, or a change in control, assuming such termination or change of control occurred on September 30, 2018. Other than Mr. Dissinger and Ms. Buffa, none of our NEOs for fiscal 2018 was contractually entitled to any severance payments as a result of any termination or change in control.

Name	Circumstance	Cash Payment ($)(1)	Medical / Insurance Benefits ($)	Acceleration of Equity Awards ($)(2)	Other ($)(3)	Total ($)
Todd Dissinger	Termination of employment	—	—	—	—	—
	Change of control	—	—	1,014,515	15,670	1,030,185

Sandra Buffa	Separation from service due to death or disability or termination without cause or for good reason	1,012,500	—	—	—	1,012,500
	Change of control	—	—	—	—	—

(1)

Amount represents a severance payment equal to: (i) the $700,000 Deferred Compensation Payment payable on January 1, 2019 plus (ii) Ms. Buffa’s salary for the period from September 30, 2018 through December 31, 2019.

(2)

Pursuant to Mr. Dissinger’s employment offer letter, the unvested portion of the 60,066 restricted stock units awarded to him on January 2, 2018 will immediately vest upon the occurrence of a change of control affecting the Company. None of such restricted stock units had vested as of September 30, 2018. The market value of such restricted stock units was determined by multiplying the number of restricted stock units by $16.89, the market value of the underlying shares at September 28, 2018, the last business day of fiscal 2018.

(3)	Includes amounts accrued through any other Company benefit, including accrued vacation and other vested benefits the NEO is entitled to receive that are generally available to all full-time employees.

Pay Ratio Disclosure

Because we are a “smaller reporting company” (as defined in Rule 12b-2 promulgated under the Exchange Act), we are not required to provide executive pay ratio disclosure pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. However, we are providing such information voluntarily. Set out below is information regarding the ratio of the annual total compensation of each of our Co-Presidents and principal executive officers, Kemper Isely and Zephyr Isely, to the annual total compensation of our median employee.

We identified our median employee as of September 30, 2018, the last day of fiscal 2018. We included in our analysis all employees who were employed on September 30, 2018, including full-time, part-time, temporary and seasonal employees. We calculated the median employee’s pay utilizing our internal records based on the same pay elements and calculation methodology as used in determining the Co-Presidents’ pay for purposes of disclosure in the Summary Compensation Table. We annualized the earnings of all full-time and part-time employees as of September 30, 2018 who were hired during fiscal 2018 but did not work for us for the entire fiscal year. We did not make any other adjustments permissible by the SEC, nor did we make any other material assumptions or estimates to identify our median employee. Using this methodology, we determined that the annual total compensation of our median employee for fiscal 2018 was $28,461.

As reported in the Summary Compensation Table, Kemper Isely, our Chairman and Co-President, had total annual compensation for fiscal 2018 of $617,989 and Zephyr Isely, our Co-President, had total annual compensation for fiscal 2018 of $584,078. As a result, the ratio of Kemper Isely’s annual total compensation to that of our median employee for fiscal 2018 was 22 to 1 and the ratio of Zephyr Isely’s annual total compensation to that of our median employee for fiscal 2018 was 21 to 1.

These pay ratios are a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio reported above may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

DIRECTOR COMPENSATION

Only those directors who are considered independent directors under the rules of the NYSE receive compensation from us for their service on our Board. For fiscal 2018, our independent directors, Messrs. Campbell, Cerkovnik and Hallé, were compensated for their service as directors as follows:

•	a base annual retainer of $40,000;

•	an additional annual retainer of $15,000 for serving as the chair of our audit committee and $10,000 for serving as the chair of our compensation committee, if applicable;

•	an additional annual retainer of $5,000 for serving as a member of our audit committee, if applicable; and

•	an additional annual retainer of $5,000 for serving as a member of our compensation committee, if applicable.

The presiding director at executive sessions of the Board at which only non-management directors are present receives no additional compensation for such service. If our Board were to appoint a lead independent director, such director would receive an additional annual retainer of $15,000.

In addition, each independent director is granted, on an annual basis, a number of restricted stock units under the 2012 Plan. In each of fiscal 2017 and fiscal 2018, the number of restricted stock units awarded to each independent director equaled the number of shares of our Common Stock having a value of $60,000 (based on the closing price of our Common Stock on the NYSE on the date of grant). Such awards were granted on the date of our Annual Meeting of Stockholders. The restricted stock units granted to our independent directors fully vest on the first anniversary of the date of grant if the director does not have a termination of “Service,” as defined in the 2012 Plan, and are settled in shares of our Common Stock. Our independent directors are subject to equity ownership guidelines approved by our Board, requiring each independent director to, within five years of their initial election to our Board, achieve holdings in our equity securities, including vested and unvested restricted stock units, with a value equal to three times the annual cash retainer received. We also reimburse our directors for reasonable expenses incurred to attend meetings of our Board or any committee of our Board.

Director Compensation For Fiscal 2018

The following table shows for the fiscal year ended September 30, 2018 the compensation for all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael T. Campbell	60,000	(1)	59,995	(2)	—	—	—	—	119,995
Edward Cerkovnik	50,000	(3)	59,995	(2)	—	—	—	—	109,995
Richard Hallé	45,000	(4)	59,995	(2)	—	—	—	—	104,995

(1)

Represents a base annual retainer of $40,000, an additional annual retainer of $15,000 for serving as the chair of our audit committee and an additional annual retainer of $5,000 for serving as a member of the compensation committee.

(2)

Represents the full grant date fair value as of March 7, 2018 of 8,196 restricted stock units granted to each of Messrs. Campbell, Cerkovnik and Hallé. These restricted stock units will vest on March 7, 2019.

(3)

Represents a base annual retainer of $40,000, an additional annual retainer of $5,000 for serving as a member of our audit committee and an additional annual retainer of $5,000 for serving as a member of our compensation committee.

(4)	Represents a base annual retainer of $40,000 and an additional annual retainer of $5,000 for serving as a member of our audit committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. Ms. Heather Isely was chairperson of, and Mr. Kemper Isely served on, our compensation committee during fiscal 2018. Both are executive officers of the Company. Mr. Kemper Isely and Ms. Heather Isely are parties to certain related party transactions with the Company, as described in this Proxy Statement under “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to the 2012 Plan, which was the only equity compensation plan in effect as of September 30, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	418,982	$10.19	254,287
Total	418,982	$10.19	254,287

(1)	Represents restricted stock units granted as of September 30, 2018 that will vest between November 1, 2018 and June 27, 2023 and will be settled in shares of Common Stock.

(2)

Represents the weighted average grant date fair value. Includes 8,196 restricted stock units granted to each of Messrs. Campbell, Hallé and Cerkovnik on March 7, 2018 with a grant date fair value of $7.32 per unit. The grant date fair values have been determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Refer to Note 11 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for the assumptions used in the calculation of these amounts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Isely Family

Members of the Isely family controlled all of the voting power of our outstanding Common Stock prior to our IPO. As of January 11, 2019, members of the Isely family and certain trusts, accounts or entities controlled by them or for the benefit of them owned and controlled approximately 57.6% of our Common Stock. Due to their current ownership of Common Stock, members of the Isely family are able to continue to determine the outcome of virtually all matters submitted to stockholders for approval, including the election of directors, an amendment of our certificate of incorporation (except when a class vote is required by law), any merger or consolidation requiring stockholder approval, and a sale of all or substantially all of the Company’s assets. In addition, members of the Isely family have the ability to prevent change-in-control transactions as long as they maintain ownership of their controlling interest in the Company. The Isely family is not subject to any contractual obligation to retain their controlling interest in us.

Stockholders Agreement

Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely, Ms. Elizabeth Isely, certain trusts or entities controlled by them and certain other Isely family members or trusts, accounts and entities controlled by them or for the benefit of them have entered into a Stockholders Agreement pursuant to which they have agreed to, among other things, certain voting agreements and limitations on the sale of shares of our Common Stock. Most, but not all, of the parties to the Stockholders Agreement are subject to the limitations on voting, while all of the parties to the agreement are subject to the limitations on sale.

Parties subject to the voting provisions of the agreement have agreed that they will vote all of their Common Stock in the election of directors consistent with the recommendations of at least three of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely. If two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely were to die or if at least three of them are unable to reach an agreement 20 days prior to the relevant meeting, the voting direction will be given by a majority of the independent directors. Isely voting group members have agreed to cast and submit by proxy to us their votes in a manner consistent with these voting provisions at least five days prior to the scheduled date of any annual or special meeting of stockholders. As of January 11, 2019, Isely voting group members owned, directly or indirectly, 12,883,906 shares, or 57.6% of our total outstanding shares of Common Stock.

Parties subject to the limitations on the sale of shares of our Common Stock under the Stockholders Agreement have agreed not to transfer any shares of our Common Stock except pursuant to the permitted transfer provisions of the Stockholders Agreement. As of January 11, 2019, Isely family members subject to such limitations owned, directly or indirectly, 13,320,297 shares, or 59.5% of our total outstanding shares of Common Stock.

The Stockholders Agreement expires on the date upon which 50% or more of our fully-diluted stock is owned by persons other than the Isely voting members. The Stockholders Agreement may be amended, modified, supplemented or restated by the written agreement of parties holding 85% of the shares of Common Stock that are held by all of the parties to the Stockholders Agreement.

Disputes that relate to the subject matter of the Stockholders Agreement are subject to arbitration pursuant to the terms of that agreement.

Registration Rights

In connection with our IPO, we entered into a registration rights agreement with certain members of the Isely family pursuant to which we granted them registration rights with respect to 13,859,561 shares of Common Stock owned by them. Under the registration rights agreement, we granted them demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification rights. All fees, costs and expenses related to any registration under the agreement will be borne by us, other than stock transfer taxes and underwriting discounts or commissions.

Demand registration rights. The registration rights agreement grants the Isely family demand registration rights. We are required, upon the written request of any two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, to use our commercially reasonable efforts to effect registration of shares requested to be registered by the Isely family as soon as practicable after receipt of the request. However, we are not required to effect any such demand registration within 180 days after the effective date of a previous demand registration, to effect a demand registration on Form S-1 after we have effected three such demand registrations, or to comply with any registration demand unless the anticipated aggregate offering amount equals or exceeds $75.0 million.

Shelf registration rights. The registration rights agreement grants the Isely family shelf registration rights. Under the terms of the registration rights agreement, any two or more of Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely may demand that we file a shelf registration statement with respect to those shares requested to be registered by the Isely family. Upon such demand, we are required to use our commercially reasonable efforts to effect such registration.

“Piggyback” registration rights. The registration rights agreement grants the Isely family “piggyback” registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration.

Lease Agreements

The Operating Company is a party to real estate leases with members of the Isely family or entities controlled by the Isely family. In February 2012, the Operating Company entered into a lease for one store with an entity ultimately controlled by Mr. Kemper Isely and Mr. Zephyr Isely (the “Land Trust Lease”). As of September 30, 2018, the Operating Company had six store lease agreements with an entity owned by Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, along with several other related family members (the “Chalet Leases”). In addition, the Operating Company has one store lease with an entity owned by Mr. Kemper Isely, Mr. Zephyr Isely, Ms. Heather Isely and Ms. Elizabeth Isely, along with several other related family members (the “FTVC Lease”). We believe that the Operating Company’s leases with related parties as described in this paragraph, which our audit committee reviewed and approved in accordance with our policies and procedures for related party transactions, generally reflect the prevailing market lease terms and rental rates at the time the Operating Company entered into them.

The following table presents the amounts paid by us under the lease agreements described above for fiscal 2018.

Fiscal year ended September 30, 2018
Amount paid under the Land Trust Lease	$306,000
Amount paid under the Chalet Leases	$1,296,837
Amount paid under the FTVC Lease	$48,000

Commercial Relationship with Anthony Andueza

Mr. Andueza controls certain entities and custodial accounts owned by members of the Isely family and is a party to the Stockholders Agreement in that capacity. As a result, Mr. Andueza is deemed to beneficially own more than 5% of the Company’s Common Stock, as described above in the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” Randal Optimal Nutrients, LLC, or Randal, sells dietary supplements to the Operating Company for one of our private label brands. Mr. Andueza is the account representative responsible for our account with Randal. In fiscal 2018, Randal sold approximately $1.5 million in dietary supplements to the Company. We believe that Mr. Andueza received sales commissions from Randal of approximately $148,000 for those sales. Mr. Andueza also purchased advertisements for Randal products in our Health Hotline® magazine in fiscal 2018 at a cost of approximately $19,000. Members of the Isely family requested that Mr. Andueza act as a custodian for Isely family entities and custodial accounts because of their longstanding friendship with Mr. Andueza. Our audit committee reviewed and approved the above-described transaction in accordance with our policies and procedures for related party transactions.

Procedures for Related Party Transactions

Our Board has adopted a written code of ethics for our Company, which is publicly available on our website at investors.naturalgrocers.com. Under our code of ethics, our employees, officers, directors and consultants are discouraged from entering into any transaction that may cause a conflict of interest. In addition, they are required to report any potential conflict of interest, including related party transactions, anonymously to a third party hotline or to their supervisor, an executive officer member or the Company’s Disclosure and Ethics Committee, or the Company’s General Counsel, who will review and summarize the proposed transaction for our audit committee.

Our audit committee is required by its charter to review and approve related party transactions. In fulfillment of that responsibility, our audit committee has adopted Policies and Procedures for Related Party Transactions (the “Policy”). The Policy defines a “Related Party Transaction” to include (with certain exceptions) any transaction, proposed transaction or series of similar transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000 during any fiscal year, and in which any “Related Party” (defined to include any executive officer, director, director nominee, person owning more than 5% of our Common Stock or their immediate family members) has or will have a direct or indirect material interest. The chair of the audit committee and the Company’s General Counsel are required to be notified of any actual or intended Related Party Transaction. The full audit committee is required to review each Related Party Transaction. The audit committee may approve or ratify a Related Party Transaction only if it determines such transaction is in the best interests of the Company and its stockholders.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Heather Isely
Heather Isely Corporate Secretary

January 18, 2019

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 is available without charge upon written request to: Corporate Secretary, 12612 West Alameda Parkway, Lakewood, Colorado 80228.

Annex A

Natural Grocers by Vitamin Cottage, Inc.

2012 Omnibus Incentive Plan

Effective as of July 19, 2012

As amended January 11, 2019, subject to stockholder approval

SECTION 1.     INTRODUCTION.

The Company’s Board of Directors adopts the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan on July 19, 2012; provided that, the Plan shall become effective upon its approval by Company shareholders. If the Company’s shareholders do not approve this Plan, no Awards will be made under this Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, Stock Units, Other Stock-Based Awards and Cash-Based Incentive Awards.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Stock Unit Agreement or other Award agreement.

SECTION 2.     DEFINITIONS.

(a)     “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)     “Award” means any award of an Option, SAR, Stock Grant, Stock Unit, Other Award or Cash-Based Incentive Award under the Plan.

(c)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)     “Cash-Based Incentive Award” means an award described in Section 12.

(e)     “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(f)     “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(g)     “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i)     A change in the composition of the Board over a period of thirty-six consecutive months or less such that two-thirds of the Board membership ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

(ii)     The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s voting shareholders which the Board does not recommend such voting shareholders accept.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(i)     “Committee” means a committee described in Section 3.

(j)     “Common Stock” means the Company’s common stock.

(k)     “Company” means Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation.

(l)     “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(m)     “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

(i)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(n)     “Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).

(o)     “Director” means a member of the Board who is also an Employee.

(p)     “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(q)     “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(r)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)     “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(t)     “Fair Market Value” means, on any date, (i) the closing sale price of a Share as reported on an established stock exchange on which such Share is regularly traded on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if Shares are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith and otherwise in accordance with Section 409A of the Code, and any regulations and other guidance thereunder.

(u)     “Fiscal Year” means the Company’s fiscal year.

(v)     “Grant” means any grant of an Award under the Plan.

(w)     “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(x)     “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(y)     “Non-Employee Director” means a member of the Board who is not an Employee.

(z)     “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(aa)     “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(bb)     “Optionee” means an individual, estate or other entity that holds an Option.

(cc)     “Other Stock-Based Award” means an Award described in Section 11.

(dd)     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ee)     “Participant” means an individual or estate or other entity that holds an Award.

(ff)     “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) stock price; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) intellectual property (e.g., patents); (xxiv) product development; (xxv) regulatory activity; (xxvi) manufacturing, production or inventory; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors.

(gg)     “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(hh)     “Plan” means this Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan as it may be amended from time to time.

(ii)     “Registration Date” means the first date (i) on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act or (ii) any class of common equity securities of the Company are required to be registered under Section 12 of the Exchange Act.

(jj)     “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(kk)     “SEC” means the Securities and Exchange Commission.

(ll)     “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(mm)     “Securities Act” means the Securities Act of 1933, as amended.

(nn)     “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(oo)     “Share” means one share of Common Stock.

(pp)     “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(qq)     “Stock Grant” means Shares awarded under the Plan.

(rr)     “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(ss)     “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(tt)     “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(uu)     “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(vv)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ww)     “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424 (d) of the Code shall be applied.

(xx)     “Transition Period” means the period beginning with the Registration Date and ending as of the earlier of: (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; or (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

SECTION 3.     ADMINISTRATION.

(a)     Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

Following the appointment or election of a sufficient number of independent directors to the Board, to the extent desired by the Board, the Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not be independent under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b)     Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)      selecting Key Employees who are to receive Awards under the Plan;

(ii)     determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii)    correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv)     accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)     interpreting the Plan;

(vi)     making all other decisions relating to the operation of the Plan; and

(vii)    adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)     Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.     GENERAL.

(a)     General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b)     Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c)     Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)     Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)     Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees, then such Awards may be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Code Section 162(m). Before any Shares underlying an Award or any Award payments subject to Performance Goals are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Employees who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f)     No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)     Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable): (1) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within eighteen months after the date of termination of Service.

SECTION 5.     SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)     Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 1,690,151 Shares, subject to adjustment pursuant to Section 13.

(b)     Additional Shares. If any portion or all of an Award is forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares underlying such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. The number of Shares available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options, Stock Appreciation Rights or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any Shares used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase Shares on the open market for reuse under the Plan. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any Shares which may be issued under the Plan.

(c)     Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

(d)     Share Limits. Subject to adjustment in accordance with this Plan, in any calendar year following the Transition Period, no Participant shall be granted Awards in respect of more than 125,000 Shares (whether through grants of Options or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $2,000,000. Notwithstanding the foregoing, following the Transition Period the Committee may grant Awards to a Participant in excess of the preceding Award limits if the Committee expressly determines that a particular Award shall not be designed to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

SECTION 6.     TERMS AND CONDITIONS OF OPTIONS.

(a)     Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b)     Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 13.

(c)     Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d)     Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall expire ten years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e)     Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions.

(f)     Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7.     PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)     Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(ii)     Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise.

(iii)     Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8.     TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)     SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)     Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 13.

(c)     Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d)     Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e)     Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)     Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions.

(g)     Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9.     TERMS AND CONDITIONS FOR STOCK GRANTS.

(a)     Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 13. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b)     Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c)     Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d)     Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)     Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f)     Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g)     Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 10.     TERMS AND CONDITIONS OF STOCK UNITS.

(a)     Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)     Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 13.

(c)     Payment for Stock Units. Stock Units shall be issued without consideration.

(d)     Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)     Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f)     Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 13.

(g)     Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)     Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i)     Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11.     OTHER STOCK-BASED AWARDS.

(a)     Grant of Other Stock-Based Awards. Other stock-based awards, consisting of substitute awards, stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Shares, or Awards valued in whole or in part by reference to, or otherwise based on, Shares, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

(b)     Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Section 11 shall be subject to the following:

(i)     Any Shares subject to Awards made under this Section 11 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(ii)     The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a termination of Service prior to the exercise, payment or other settlement of such Award, with such provisions taking account of the specific nature and purpose of the Award.

SECTION 12.     CASH-BASED INCENTIVE AWARDS.

(a)     Eligibility. Executive officers of the Company as determined from time to time by the Committee will be eligible to receive cash-based incentive awards under this Section 12. Following the Transition Period, such executive officers shall include be executive officers who are determined from time to time by the Committee to be Covered Employees.

(b)     Awards.

(i)     Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Following the Transition Period, such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(ii)     Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Following the Transition Period, such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(iii)     Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(iv)     Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(v)     Guidelines. The Committee may adopt from time to time written policies for its implementation of this Section 12. Such guidelines shall reflect the intention of the Company that following the Transition Period all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(vi)     Non-Exclusive Arrangement. The adoption and operation of this Section 12 shall not preclude the Board or the Committee from approving other cash-based incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

SECTION 13.     PROTECTION AGAINST DILUTION.

(a)     Adjustments. In the event of a stock split, reverse stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off, separation, partial or complete liquidation or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i)     the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)     the limits on Awards specified in Section 5;

(iii)     the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)     the Exercise Price under each outstanding SAR or Option.

(b)     Participant Rights. Except as provided in this Section 13, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 13 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)     Fractional Shares. Any adjustment of Shares pursuant to this Section 13 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 14.     EFFECT OF A CORPORATE TRANSACTION.

(a)     Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b)     Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 14(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 14(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

(c)     Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 15.     LIMITATIONS ON RIGHTS.

(a)     No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)     Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 13.

(c)     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 16.     WITHHOLDING TAXES.

(a)     General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)     Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 17.     DURATION AND AMENDMENTS.

(a)     Term of the Plan. The Plan shall become effective upon its approval by Company shareholders and shall have a term of 15 years from such initial adoption.

(b)     Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

(c)     No Repricing Without Shareholder Approval. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 13 above. Such cancellation and exchange as described in clause (iii) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(d)     Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies. Without limiting the foregoing, all Awards granted or other compensation paid by the Company under the Plan will be subject to any compensation recapture policies required by applicable law (including the Sarbanes-Oxley Act of 2002) or that are established by the Board or the Committee from time to time, in their respective sole discretion, including any clawback policy adopted or implemented by the Board or Committee in respect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and such regulations as are promulgated thereunder from time to time to the extent required therein and the implementing regulations.

SECTION 18.     EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

This 2012 Omnibus Incentive Plan has been executed this 19th day of July, 2012 and amended this 11th day of January, 2019, subject to stockholder approval.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

By: /s/ Kemper Isely

Name: Kemper Isely

Title: Co-President